UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 4th, 2022

SATIVUS TECH CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-208814	47-2847446
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

 #3 Bethesda Metro Center, #700

Bethesda, Md 20814

(Address of principal executive offices and Zip Code)

(800 608-6432)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On April 4th, 2022, the Company appointed Ms. Tal Wilk-Glazer as Director and CEO of the Company. Gadi Levin stepped down as CEO and remains Director and CFO. On the same day, Moshe Bar Siman Tov and Iris Ginsburg resigned from their positions as Directors. Their resignation was not the result of any disputes with the Company.

Tal Wilk-Glazer, 45, is CEO of Sativus Tech’s wholly owned subsidiary Saffron Tech, where she established the company’s first operating R&D facility. She also spear-headed the joint venture with Naveh Pharma to develop and distribute saffron-based food supplements & beauty products. Ms. Glazer has over 20 years of extensive experience in leading worldwide technological projects, focusing on information technology and telecommunications industries. Tal filled a series of executive positions in Africa and East Europe Regional Director at Salesforce, the global leader in CRM cloud digital transformation. Ms. Glazer also served as a Regional Director at Vlocity, a leading provider of industry-specific cloud software. Ms. Glazer previously filled a series of management positions at Cvidya, Ectel, and Amdocs. Tal obtained her BSc.Med from The Hebrew University in 1999, and MBA from The Technion in 2003.

Item 9.01 – Exhibits

(d) Exhibits.

99.1	Resignation of Moshe Bar Siman Tov.
99.2	Resignation of Iris Ginsburg.
99.3	Appointment of Tal Wilk-Glazer as Director and CEO.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8th, 2022

SATIVUS TECH CORP.

/S/ Tal Wilk-Glazer
By:	Tal Wilk-Glazer, CEO

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